Bankruptcy Court Confirms Plan of Reorganization

LAS VEGAS, March 1, 2005 / PRNewswire - American Wagering, Inc. (OTC Bulletin Board: BETMQ) (“AWI” or the “Company”) today announced that the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) confirmed the Restated Amended Joint Plan of Reorganization (the “Plan”) of AWI and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc. (“Leroy’s”).

AWI and Leroy’s expect to emerge from bankruptcy on or about March 11, 2005 (the “Effective Date”). Subsequently, AWI and Leroy’s shall continue to operate as going concerns, all AWI common shareholders will retain their stock ownership in the Company, and the AWI common stock shall continue to trade on the OTC Bulletin Board.

In addition, all creditors, with the exception of Las Vegas Gaming, Inc. (“LVGI”) and Michael Racusin dba M. Racusin & Co. (“Racusin”), will be paid 100% of their approved claim plus interest at the Federal Judgment Rate immediately following the Effective Date; LVGI and Racusin will be paid pursuant to the settlement agreements executed by the parties.

Victor Salerno, CEO of AWI, said, “We are extremely pleased to finally be nearing the end of this long process. Fending off hostile take-over attempts proved to dramatically extend the timeline for emergence and increase the reorganization expenses charged to the Company. We will continue to execute our strategic plans based on our core competencies of operating race and sports related businesses. We are confident in our ability to implement this strategy and return the Company to its position as one of the best companies in the race and sports industry."

Mr. Salerno continued, “On behalf of the board of directors and management, I would like to extend my gratitude to our employees for their hard work and dedication, and to our customers, vendors, lenders and advisors for their support during this process."

In addition to Leroy’s, AWI also owns and operates Computerized Booking Systems, Inc., the dominant supplier of sports wagering hardware/software in Nevada, and AWI Manufacturing, Inc., a Nevada Gaming Commission licensed manufacturer/distributor and supplier of race and sports self-service wagering kiosks.

Certain of the information contained in this press release should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies' ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the companies' liquidity or results of operations; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand in the markets in which we operate; economic conditions; the effects of any hostilities or act of war or any terrorist attack; labor costs; financing costs; the costs and availability of insurance and bonds and sureties; security-related costs; competitive pressures on pricing; weather conditions; government legislation and regulation; consumer perceptions of the companies' products; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission.

Contact:    Tim Lockinger, CFO
                   702-735-0101, ext. 412